AXP(R)
  Discovery
        Fund

                                                                   Annual Report
                                                            for the Period Ended
                                                                   July 31, 2005

AXP Discovery Fund seeks to
provide shareholders with
long-term growth of capital.

The Fund is closed to new investors. Existing shareholders may continue to own shares and make investments.

(This annual report is intended only for the information of shareholders or those who have received the offering prospectus of the Fund, which contains information about the Fund's objective, investment strategy, risks, sales charges, fees and other matters of interest. Please read the prospectus carefully before you invest or send money.)

Table of Contents

Fund Snapshot                              3

Performance Summary                        4

Questions & Answers
   with Portfolio Management               5

The Fund's Long-term Performance          10

Investments in Securities                 12

Financial Statements                      19

Notes to Financial Statements             22

Report of Independent Registered
   Public Accounting Firm                 33

Fund Expenses Example                     34

Board Members and Officers                36

Approval of Investment Management
   Services Agreement                     39

Proxy Voting                              41

[DALBAR LOGO]

American Express(R) Funds' reports to shareholders have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The Seal recognizes communications demonstrating a level of excellence in the industry.

CORPORATE REORGANIZATION

On Feb. 1, 2005, American Express Company (American Express) announced plans to pursue a spin off of Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) to American Express shareholders. The separation from American Express is expected to be completed on Sept. 30, 2005. After the separation from American Express, Ameriprise Financial will no longer be affiliated with American Express.

Ameriprise Financial provides administrative services to the Fund and, through Sept. 30, 2005, investment management services to the Fund. Effective Oct. 1, 2005, RiverSource Investments, LLC, a wholly owned subsidiary of Ameriprise Financial, will provide investment management services to the Fund. In addition, Ameriprise Financial is the parent company of the Fund's distributor, Ameriprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.); the Fund's transfer agent, RiverSource Service Corporation (formerly American Express Client Service Corporation); and the Fund's custodian, Ameriprise Trust Company (formerly American Express Trust Company).

Effective Oct. 1, 2005, the Fund will change its name such that it no longer bears the American Express brand and instead will bear the RiverSource(SM) brand. Information regarding the new name of the Fund and other changes will be separately communicated to shareholders.

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2 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Fund Snapshot
        AT JULY 31, 2005

PORTFOLIO MANAGERS

Wellington Management Company, LLP

Portfolio managers                        Since       Years in industry
Kenneth L. Abrams                         3/02               21
Daniel J. Fitzpatrick, CFA                3/02                8

American Century Investment Management, Inc.

Portfolio managers                        Since       Years in industry
Thomas P. Vaiana                          12/03               8
William Martin, CFA                       12/03              15
Wilhelmine von Turk, CFA                  12/03              21

Lord, Abbett & Co. LLC

Portfolio manager                         Since       Years in industry
Michael T. Smith                          12/03              17

FUND OBJECTIVE

Seeks to provide shareholders with long-term growth of capital.

Inception dates by class
A: 8/24/81    B: 3/20/95   C: 6/26/00   Y: 3/20/95

Ticker symbols by class
A: INDYX      B: IDIBX     C: --        Y: --

Total net assets                                         $166.4 million

Number of holdings                                                  412

STYLE MATRIX

         STYLE
VALUE    BLEND   GROWTH
                           LARGE
                           MEDIUM   SIZE
           X               SMALL

Shading within the style matrix indicates areas in which the Fund generally invests.

SECTOR COMPOSITION

Percentage of portfolio assets

[PIE CHART]

Consumer Discretionary  17.9%
Industrials  15.6%
Information Technology  14.9%
Financials  14.2%
Health Care  13.9%
Materials  7.1%
Energy  6.5%
Short-Term Securities*  3.9%
Consumer Staples  3.1%
Telecommunication Services  1.7%
Utilities  1.2%

*Of the 3.9%, 2.3% is due to security lending activity and 1.6% is the Fund's cash equivalent position.

TOP TEN HOLDINGS

Percentage of portfolio assets

Ryland Group (Household Durables)                                  1.2%
Select Comfort (Specialty Retail)                                  1.1
Massey Energy (Metals & Mining)                                    1.1
Actuant Cl A (Machinery)                                           1.0
HCC Insurance Holdings (Insurance)                                 1.0
Pride Intl (Energy Equipment & Services)                           0.9
Genesis HealthCare
(Health Care Providers & Services)                                 0.9
ElkCorp (Building Products)                                        0.9
Watsco (Trading Companies & Distributors)                          0.9
Grey Wolf (Energy Equipment & Services)                            0.8

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Stocks of small-capitalization companies involve substantial risk. Historically, these stocks have experienced greater price volatility than stocks of larger companies, and they can be expected to do so in the future.

Fund holdings are subject to change.

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3 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Performance Summary

[BAR CHART]

                             PERFORMANCE COMPARISON
                        For the year ended July 31, 2005

                 +27.11%       +27.24%       +27.24%       +22.65%

+27.11% = AXP Discovery Fund Class A (excluding sales charge)
+27.24% = S&P SmallCap 600 Index (unmanaged)
+27.24% = Russell 2000 Index (unmanaged)
+22.65% = Lipper Small-Cap Core Funds Index

(see "The Fund`s Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.riversource.com/investments.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

AVERAGE ANNUAL TOTAL RETURNS
                                  Class A               Class B                         Class C                  Class Y
(Inception dates)                (8/24/81)             (3/20/95)                       (6/26/00)                (3/20/95)
                            NAV(1)    POP(2)      NAV(1)    After CDSC(3)      NAV(1)      After CDSC(4)         NAV(5)
at July 31, 2005
1 year                     +27.11%   +19.80%     +25.97%      +20.97%         +26.05%        +25.05%            +27.15%
3 years                    +24.46%   +22.02%     +23.51%      +22.63%         +23.50%        +23.50%            +24.60%
5 years                     +3.76%    +2.54%      +2.95%       +2.64%          +2.90%         +2.90%             +3.94%
10 years                    +5.55%    +4.93%      +4.73%       +4.73%            N/A            N/A              +5.70%
Since inception             +9.45%    +9.18%      +6.06%       +6.06%          +1.49%         +1.49%             +7.05%

at June 30, 2005
1 year                     +12.64%    +6.16%     +11.76%       +6.76%         +11.78%        +10.78%            +12.86%
3 years                    +15.73%   +13.47%     +14.76%      +13.74%         +14.78%        +14.78%            +15.89%
5 years                     +1.11%    -0.08%      +0.30%       +0.00%          +0.28%         +0.28%             +1.29%
10 years                    +5.64%    +5.02%      +4.82%       +4.82%            N/A            N/A              +5.80%
Since inception             +9.23%    +8.96%      +5.54%       +5.54%          +0.41%         +0.41%             +6.53%

(1)  Excluding sales charge.

(2)  Returns at public offering price (POP) reflect a sales charge of 5.75%.

(3) Returns at maximum contingent deferred sales charge (CDSC). CDSC applies as follows: first year 5%; second and third year 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter.

(4)  1% CDSC applies to redemptions made within the first year of purchase.

(5) Sales charge is not applicable to these shares. Shares available to institutional investors only.

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4 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Questions & Answers
                WITH PORTFOLIO MANAGEMENT

AXP Discovery Fund's Class A shares rose 27.11% for the 12 months ended July 31, 2005, excluding sales charge. This outpaced the Russell 2000(R) Index (Russell 2000 Index), which returned 24.78%, but underperformed the Standard & Poor's SmallCap 600 Index (S&P SmallCap 600), which advanced 27.24% for the period. The Fund's peer group, the Lipper Small-Cap Core Funds Index advanced 22.65% for the period.

Three money management firms, Wellington Management Company, LLP (Wellington Management); Lord, Abbett & Co. LLC (Lord Abbett) and American Century Investment Management, Inc. (American Century) manage a portion of AXP Discovery Fund's portfolio. Each firm selects growth and value small-cap stocks in an effort to provide Fund shareholders with long-term growth of capital. Wellington, Lord Abbett and American Century managed 36%, 32% and 32% of the Fund's portfolio, respectively, as of July 31, 2005.

Q: What factors most significantly affected results for your portion of the Fund for the period?

    Wellington Management: Small-cap stocks advanced during the 12-month period, with all sectors of the Russell 2000 Index delivering double-digit returns. Energy, by far, was the best performing sector, followed by utilities and materials. Information technology and consumer discretionary sectors lagged other areas of the small-cap universe. The portfolio's outperformance relative to the Russell 2000 Index was the result of superior stock selection within several sectors, which more than offset the headwind of having exposure to some weaker areas of the market.

    Stock selection within the health care sector was our greatest source of outperformance. We increased our exposure to the health care services segment based on attractive valuations, earnings visibility and favorable demographic trends. Health insurer Humana was the leading contributor to performance. The company gained on increasing Medicare enrollment and growing expectations for expanded offerings across the U.S.

    Stock selection also was positive in the financials, energy and utilities sectors.

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5 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE]> During the past year, we increased allocations within the materials and processing, and producer durables sectors, where businesses tend to improve as the economy grows. [END CALLOUT QUOTE]

       -- Lord Abbett

    Consumer discretionary and information technology were areas of relative weakness. The largest detractor from performance was automobile supplier Visteon, which declined given reduced vehicle production levels, as well as concerns that its supplier contract with Ford would not be renegotiated.

    Lord Abbett: The Fund benefited most significantly from strong stock selection within the producer durables and technology sectors, relative to the Russell 2000 Index, during the year ended July 31, 2005. In particular, Ryland Group, a homebuilding company, experienced record earnings due to continued strength in the housing market. In addition, Western Digital, a producer of hard drives and storage devices, advanced due to strong demand, an improving pricing environment and low cost structure. As the holding appreciated through our valuation targets, we took some gains and sold out of the position. The Fund's stock selection within the materials and processing sector also contributed to the Fund's performance for the annual period relative to the Russell 2000 Index.

    The Fund's stock selection within the financial services sector detracted from performance relative to the Russell 2000 Index. Specifically, USI Holdings, a commercial insurance brokerage firm, was adversely affected by lower property and casualty rates and increased expenses. The consumer discretionary sector weakened returns, relative to the Russell 2000 Index. Particularly, Harris Interactive, a global market research firm, was impacted by disappointing results in its European research business. The Fund's smaller position within the utilities sector, relative to the Russell 2000 Index, also detracted from performance for the 12-month period.

    American Century: Our portion of the Fund's performance posted positive results during the 12-month period. For much of the period, small-cap stocks continued to outperform the broader, seesawing market.

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6 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Questions & Answers

    A surge in residential construction provided some of our portion of the portfolio's strongest support as related industries benefited from strong demand. In part, the strong performance was achieved through positive stock selection, resulting in focused holdings that sidestepped a number of poor performers in the small-cap universe.

    The largest contributor to overall return came from investment in the industrials sector. Building materials manufacturer USG and homebuilder NVR were standouts in the sector holdings. Health care stocks were the second strongest contributor. Top performers in the sector were Kos Pharmaceuticals and health care provider Humana.

    Telecommunications stocks also contributed positively, but investments in this area accounted for the lowest of the sector returns. Materials sector investments were the next-lowest performing group.

Q:  What changes did you make to your portion of the Fund and why?

    Wellington Management: While our exposure to the consumer discretionary sector declined gradually over the 12-month period, we added to our holdings via a new purchase of United Auto Group, which stands to benefit from solid same store sales trends, its focus on foreign and luxury brands and a commitment to expand internationally. In addition, within the materials sector, we purchased aluminum producer Century Aluminum, whose low-cost capacity expansion in an environment of high commodity prices should contribute to strong growth in cash flow and earnings per share. To help fund these purchases, we eliminated several strong performing stocks whose share prices more than doubled, including rural wireless firm Nextel Partners and coal producer Peabody Energy.

    Lord Abbett: During the past year, we increased allocations within the materials and processing, and producer durables sectors, where businesses tend

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7 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE]> Stock selection within the health care sector was our greatest source of outperformance. [END CALLOUT QUOTE]

       -- Wellington

    to improve as the economy grows. Conversely, we decreased positions within the health care and consumer discretionary sectors. Positions in these sectors were sold as they reached fair value. Additionally, select health care positions were sold out of the portfolio as they benefited from corporate merger activity.

    American Century: Changes to our portion of the portfolio are driven by our management approach, which emphasizes individual stock selection over sector weightings. Our stock selection process, which evaluates stocks based on a balanced set of growth and value criteria, led us to build significant positions in oil services provider Veritas DGC during the period. We also reduced our holdings of produce distributor Chiquita Brands Intl, auto parts manufacturer American Axle & Mfg Holdings and homebuilder Brookfield Homes.

Q:  How will you manage your portion of the Fund in the coming months?

    Wellington Management: Sector positioning is predominantly a "fall-out" of our bottom-up stock selection process. At the end of the period, our portion of the Fund held a large position in the health care and energy sectors, and a smaller position in financials and industrials. In light of the multi-year run of outperformance in small-cap stocks and the strong price appreciation we have seen in many of our holdings, we continue to look for opportunities to lock in gains and trade into underappreciated stocks that offer more relative upside.

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8 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE]> We believe that individual stock selection will provide greater rewards than pursuit of broad industry or sector bets. [END CALLOUT QUOTE]

       -- American Century

    Lord Abbett: We believe small company stock prices could be volatile over the coming months as investors digest the impact of higher raw material prices, especially energy related input costs, on both a consumer and producer level. Consequently, we continue to search for investment opportunities that are positioned to perform under these market conditions.

    American Century: We will continue to adhere to our stock selection process, which seeks attractive investment opportunities. We believe that individual stock selection will provide greater rewards than pursuit of broad industry or sector bets.

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9 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

The Fund's Long-term Performance

The chart on the facing page illustrates the total value of an assumed $10,000 investment in AXP Discovery Fund Class A shares (from 8/1/95 to 7/31/05) as compared to the performance of three widely cited performance indices, the Standard & Poor's SmallCap 600 Index (S&P SmallCap 600 Index), Russell 2000(R) Index and the Lipper Small-Cap Core Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.riversource.com/investments. Also see "Past Performance" in the Fund's current prospectus.

DISTRIBUTION SUMMARY

The table below details the Fund's income and capital gain distributions for the fiscal years shown. More information on the other classes can be found in the Financial Highlights section of this report's Notes to Financial Statements.

                                               Class A
                                    Short-term        Long-term
Fiscal year ended        Income    capital gains    capital gains     Total
July 31, 2005               $--         $ --           $ --            $ --
July 31, 2004                --           --             --              --
July 31, 2003                --           --             --              --
July 31, 2002                --           --             --              --
July 31, 2001                --         2.16           0.03            2.19

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10 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

[LINE CHART]

                                        VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN AXP DISCOVERY FUND
AXP Discovery Fund Class A
(includes sales charge)          $ 9,425  $ 9,806  $13,642  $13,312  $14,038   $13,450  $11,583  $ 8,393  $10,543   $12,728  $16,179
S&P SmallCap 600 Index           $10,000  $10,900  $15,138  $15,712  $16,474   $18,545  $20,770  $18,188  $21,482   $26,103  $33,213
Russell 2000(R) Index            $10,000  $10,691  $14,261  $14,590  $15,671   $17,829  $17,524  $14,377  $17,700   $20,720  $25,854
Lipper Small-Cap Core Funds
Index                            $10,000  $11,306  $15,017  $15,367  $15,837   $19,072  $20,190  $16,978  $20,168   $24,135  $29,602
                                   `95      `96     `97       `98      `99      `00       `01      `02      `03      `04       `05

COMPARATIVE RESULTS                                                                                                   Since
Results at July 31, 2005                                1 year        3 years       5 years          10 years     inception(4)

AXP Discovery Fund (includes sales charge)
Class A          Cumulative value of $10,000           $11,980        $18,167       $11,336           $16,179       $81,833
                 Average annual total return           +19.80%        +22.02%        +2.54%            +4.93%        +9.18%
S&P SmallCap 600 Index(1)
                 Cumulative value of $10,000           $12,724        $18,261       $17,908           $33,213           N/A
                 Average annual total return           +27.24%        +22.23%       +12.36%           +12.75%           N/A
Russell 2000(R) Index(2)
                 Cumulative value of $10,000           $12,478        $17,980       $14,497           $25,854      $140,992
                 Average annual total return           +24.78%        +21.60%        +7.71%            +9.96%       +11.70%
Lipper Small-Cap Core Funds Index(3)
                 Cumulative value of $10,000           $12,265        $17,432       $15,521           $29,602           N/A
                 Average annual total return           +22.65%        +20.35%        +9.19%           +11.46%           N/A

Results for other share classes can be found on page 4.

(1) The S&P SmallCap 600 Index, an unmanaged market-weighted index, consists of 600 domestic stocks chosen for market size, liquidity, (bid-asked spread, ownership, share turnover and number of no trade days) and industry group representation. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees. The Fund may invest in stocks that may not be listed in the index.

(2) The Russell 2000(R) Index, an unmanaged index, measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index. The Fund may invest in stocks that may not be listed in the index.

(3) The Lipper Small-Cap Core Funds Index includes the 30 largest small-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends.

(4) Fund data is from Aug. 24, 1981. Russell 2000 Index is from Sept. 1, 1981. The Fund began operating before the inception of the S&P SmallCap 600 Index and Lipper peer group.

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11 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Investments in Securities

AXP Discovery Fund

July 31, 2005

(Percentages represent value of investments compared to net assets)

Common Stocks (98.2%)
Issuer                                         Shares                 Value(a)

Aerospace & Defense (1.0%)
Esterline Technologies                          2,250(b)               $96,165
Hexcel                                         48,200(b)               832,896
Innovative Solutions & Support                      1(b)                    18
Moog Cl A                                      11,325(b)               357,530
Teledyne Technologies                           8,526(b)               323,562
Total                                                                1,610,171

Air Freight & Logistics (0.1%)
EGL                                             4,659(b)                93,786
Forward Air                                     2,719                   94,757
Total                                                                  188,543

Airlines (1.2%)
AirTran Holdings                               58,800(b)               672,673
AMR                                            40,100(b)               563,405
Frontier Airlines                               2,943(b)                36,140
Mesa Air Group                                  2,671(b)                22,543
Pinnacle Airlines                              22,200(b)               228,882
Republic Airways Holdings                      30,500(b)               414,800
SkyWest Airlines                                5,111                  106,053
Total                                                                2,044,496

Auto Components (1.2%)
Aftermarket Technology                          1,356(b)                23,527
American Axle & Mfg Holdings                   21,000                  578,550
Drew Inds                                       8,200(b)               365,310
Goodyear Tire & Rubber                         33,816(b,e)             588,736
Shiloh Inds                                     2,721(b)                33,169
Stoneridge                                      4,859(b)                48,639
Tenneco Automotive                              1,712(b)                32,288
TRW Automotive Holdings                        13,984(b)               372,394
Total                                                                2,042,613

Beverages (--%)
PepsiAmericas                                   1,166                   30,059

Biotechnology (2.3%)
Abgenix                                        53,100(b)               550,647
Alkermes                                       31,900(b)               494,450
Amylin Pharmaceuticals                         32,100(b,e)             598,986
Applera-Applied Biosystems Group                4,725(d)                98,375
Cephalon                                        3,050(b)               127,795
Exelixis                                       55,656(b)               493,112

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Biotechnology (cont.)
Human Genome Sciences                          51,200(b)              $750,081
Incyte                                         75,401(b)               600,946
Invitrogen                                        224(b)                19,212
Kendle Intl                                       638(b)                11,707
Techne                                          1,973(b)                96,815
Total                                                                3,842,126

Building Products (1.6%)
ElkCorp                                        46,000                1,531,800
Trex                                            6,500(b)               191,100
USG                                            18,334(b)               896,533
Total                                                                2,619,433

Capital Markets (0.8%)
Affiliated Managers Group                       5,950(b)               424,235
Calamos Asset Management Cl A                     786                   22,668
Investment Technology Group                    36,242(b)               928,520
Total                                                                1,375,423

Chemicals (2.2%)
Cytec Inds                                     17,800                  807,764
Ferro                                          30,500                  686,250
FMC                                             7,874(b)               476,220
Hercules                                       53,900(b)               754,600
Minerals Technologies                           8,200                  510,368
Terra Inds                                     45,921(b)               385,736
WR Grace & Co                                     409(b)                 3,419
Total                                                                3,624,357

Commercial Banks (2.9%)
BancFirst                                         731                   62,347
Bank of Hawaii                                  9,954                  511,138
BOK Financial                                     922                   44,883
Center Financial                                1,842                   47,063
City Holding                                    2,159                   82,798
City Natl                                       6,645                  485,550
Commerce Bancshares                               351                   18,887
Community Trust Bancorp                           251                    8,411
Cullen/Frost Bankers                            1,325                   66,383
First BanCorp Puerto Rico                      19,532(c)               478,925
First Citizens BancShares Cl A                    471                   79,128
First Community Bancorp                           213                   10,914

See accompanying notes to investments in securities.

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12 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Commercial Banks (cont.)
First Republic Bank                               514                  $19,470
Hanmi Financial                                14,200                  269,800
Intl Bancshares                                 1,648                   49,819
Old Second Bancorp                              1,166                   36,916
Pacific Capital Bancorp                         5,561                  190,297
PrivateBancorp                                  7,900                  291,905
Seacoast Banking
  Corporation of Florida                       30,300                  730,836
Southwest Bancorp                                 719                   16,501
Texas United Bancshares                         7,000                  134,750
Westcorp                                       19,025                1,102,498
Wilmington Trust                                  823                   30,871
Wilshire Bancorp                                1,408                   22,148
Total                                                                4,792,238

Commercial Services & Supplies (1.5%)
Administaff                                     5,977                  153,011
Asset Acceptance Capital                        1,262(b)                34,503
Clean Harbors                                   6,804(b)               165,745
CompX Intl                                        948                   17,329
Consolidated Graphics                           1,999(b)                85,157
CoStar Group                                   13,100(b)               622,251
Deluxe                                          3,735                  149,400
GEO Group                                       2,617(b)                71,575
John H Harland                                 10,869                  419,869
Labor Ready                                    13,598(b)               322,409
PHH                                             2,534(b)                71,687
Sotheby's Holdings Cl A                        14,979(b)               224,835
Vertrue                                         4,181(b)               165,777
West                                              269(b)                10,757
Total                                                                2,514,305

Communications Equipment (1.6%)
ARRIS Group                                    70,300(b)               776,111
Comtech Telecommunications                     15,116(b)               534,351
Extreme Networks                               96,000(b)               458,880
NETGEAR                                         7,112(b)               147,290
SpectraLink                                    23,800                  261,919
Westell Technologies Cl A                     127,300(b)               521,930
Total                                                                2,700,481

Computers & Peripherals (2.0%)
Ampex Cl A                                        566(b)                21,791
Avid Technology                                 7,400(b)               304,510
Electronics for Imaging                        30,000(b)               632,100
Hutchinson Technology                          19,916(b)               663,004
Intergraph                                      8,709(b)               331,203
Stratasys                                      28,000(b)               851,760
Western Digital                                37,257(b)               558,482
Total                                                                3,362,850

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Construction & Engineering (0.7%)
McDermott Intl                                 15,339(b)              $363,381
Michael Baker                                   3,501(b)                81,048
Perini                                          6,837(b)               120,400
Washington Group Intl                          11,500(b)               620,310
Total                                                                1,185,139

Construction Materials (0.1%)
Texas Inds                                      1,862                  137,099

Consumer Finance (1.4%)
ACE Cash Express                                  597(b)                14,047
Advanta Cl B                                   33,700                1,007,968
CompuCredit                                     2,912(b)               110,277
EZCORP Cl A                                     2,018(b)                34,104
Metris Companies                                3,673(b)                54,544
Nelnet Cl A                                     6,485(b)               246,106
Providian Financial                            41,900(b)               791,910
WFS Financial                                     961(b)                57,650
Total                                                                2,316,606

Containers & Packaging (0.5%)
Crown Holdings                                  8,675(b)               136,978
Greif Cl A                                      7,205                  453,916
Silgan Holdings                                 4,387                  251,945
Total                                                                  842,839

Distributors (0.2%)
Andersons                                         259                   10,777
Building Material Holding                       2,767                  229,938
Handleman                                         753                   13,343
Total                                                                  254,058

Diversified Financial Services (0.7%)
NASDAQ Stock Market                            49,442(b)             1,119,861

Diversified Telecommunication Services (1.2%)
Commonwealth
  Telephone Enterprises                         9,873                  422,564
FairPoint Communications                       20,600                  337,840
General Communication Cl A                     70,300(b)               722,684
Premiere Global Services                       31,149(b)               318,343
Talk America Holdings                          15,699(b)               137,209
Total                                                                1,938,640

Electric Utilities (0.2%)
Allegheny Energy                               11,427(b)               325,670
El Paso Electric                                  942(b)                20,385
Unisource Energy                                  657                   21,188
Total                                                                  367,243

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------
13 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Electrical Equipment (1.3%)
AMETEK                                            826                  $34,031
FuelCell Energy                                48,000(b,e)             475,200
Genlyte Group                                  20,800(b)             1,068,704
Global Power Equipment Group                   62,500(b)               591,875
Total                                                                2,169,810

Electronic Equipment & Instruments (4.0%)
Agilysys                                       17,917                  346,515
Amphenol Cl A                                   5,309                  236,463
Arrow Electronics                              18,461(b)               554,199
Avnet                                           5,593(b)               146,425
Benchmark Electronics                          13,300(b)               425,600
Coherent                                        1,223(b)                41,631
Gerber Scientific                               6,677(b)                40,196
Global Imaging Systems                         26,500(b)               918,490
Ingram Micro Cl A                              40,400(b)               753,056
Itron                                           7,569(b)               366,718
LeCroy                                            415(b)                 6,063
LoJack                                            732(b)                13,981
Measurement Specialties                        45,600(b)             1,153,679
Mettler-Toledo Intl                             4,613(b,c)             242,183
MTS Systems                                     7,965                  315,812
RadiSys                                        27,000(b)               468,180
Tessco Technologies                             3,310(b)                46,340
X-Rite                                         43,300                  523,930
Total                                                                6,599,461

Energy Equipment & Services (4.3%)
Cal Dive Intl                                  21,607(b)             1,279,567
Core Laboratories                               3,969(b,c)             127,802
Grey Wolf                                     184,500(b)             1,415,115
Key Energy Services                            20,400(b)               267,240
Lone Star Technologies                          4,015(b)               204,885
Offshore Logistics                              1,835(b)                66,060
Pride Intl                                     61,500(b)             1,600,229
SBM Offshore                                    9,952(c)               726,403
SEACOR Holdings                                 2,254(b)               149,305
TETRA Technologies                             25,150(b)             1,002,731
Veritas DGC                                    15,867(b)               488,704
Total                                                                7,328,041

Food & Staples Retailing (0.8%)
7-Eleven                                        5,176(b)               175,208
BJ's Wholesale Club                             2,089(b)                66,618
Longs Drug Stores                              10,588                  459,413
Nash Finch                                     11,787                  485,978
Spartan Stores                                  5,000(b)                61,000
Total                                                                1,248,217

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Food Products (1.7%)
Chiquita Brands Intl                           15,336                 $462,840
Gold Kist                                       6,781(b)               138,332
J & J Snack Foods                              17,500                1,029,701
M&F Worldwide                                   4,790(b)                65,096
Pilgrim's Pride                                21,985                  832,132
Seaboard                                          187                  321,455
Total                                                                2,849,556

Gas Utilities (1.0%)
Energen                                         6,818                  239,312
Nicor                                           1,286                   52,495
UGI                                            46,403                1,361,463
Total                                                                1,653,270

Health Care Equipment & Supplies (3.7%)
Anika Therapeutics                              2,094(b)                26,280
Arrow Intl                                     17,400                  547,404
Bausch & Lomb                                     264                   22,348
Conmed                                          7,658(b)               230,582
Dade Behring Holdings                           6,378                  483,452
Edwards Lifesciences                            4,256(b)               195,223
Haemonetics                                     9,591(b)               405,028
Hologic                                           693(b)                31,594
ICU Medical                                    24,900(b)               822,198
Kensey Nash                                    29,300(b,e)             944,045
Kinetic Concepts                                  186(b)                11,154
Kyphon                                         14,700(b)               597,408
Millipore                                       5,639(b)               345,502
Nutraceutical Intl                              5,446(b)                77,279
Respironics                                     4,459(b)               168,996
SurModics                                       6,342(b)               246,450
Symmetry Medical                               19,600(b)               488,628
TriPath Imaging                                57,100(b)               501,909
Vital Signs                                       915                   41,340
Total                                                                6,186,820

Health Care Providers & Services (6.7%)
Alliance Imaging                               10,597(b)               108,725
Allscripts Healthcare Solutions                34,100(b)               578,677
Amedisys                                       13,900(b)               544,046
Emageon                                        34,309(b)               476,895
Genesis HealthCare                             35,473(b)             1,595,220
HealthTronics                                   9,242(b)               119,037
Humana                                         10,934(b)               435,720
Icon ADR                                       23,200(b,c)             908,280
IDX Systems                                    23,000(b)               736,000
Kindred Healthcare                             14,651(b)               538,278
LCA-Vision                                     20,500                  938,899
Life Sciences Research                          2,838(b)                40,300

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
14 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Health Care Providers & Services (cont.)
Magellan Health Services                       12,284(b)              $440,013
Manor Care                                     23,000                  873,080
Matria Healthcare                              18,200(b)               643,188
Option Care                                    54,502(e)               764,118
Owens & Minor                                  10,783                  319,608
Per-Se Technologies                            11,037(b)               254,624
PRA Intl                                        4,362(b)               131,776
Triad Hospitals                                16,200(b)               804,654
TriZetto Group                                  8,684(b)               139,726
Total                                                               11,390,864

Hotels, Restaurants & Leisure (2.6%)
Alliance Gaming                                40,100(b,e)             613,931
Ambassadors Group                                 256                   10,847
Aztar                                          19,900(b)               662,272
Churchill Downs                                 9,800                  454,132
CKE Restaurants                                24,202                  313,658
Dave & Buster's                                40,072(b)               756,559
Famous Dave's of America                          460(b)                 4,517
Jack in the Box                                10,216(b)               388,719
La Quinta                                      73,300(b)               659,700
Luby's                                            911(b)                12,845
Ruby Tuesday                                    9,300                  232,686
Vail Resorts                                   10,038(b)               285,180
Total                                                                4,395,046

Household Durables (3.8%)
Blount Intl                                    10,871(b)               191,112
Centex                                         12,300                  909,954
Ethan Allen Interiors                           9,200                  303,600
Furniture Brands Intl                          29,100                  557,556
NVR                                             1,206(b)             1,131,228
Ryland Group                                   25,100                2,028,080
Standard-Pacific                                3,472                  331,194
Stanley Works                                   5,498                  269,017
Universal Electronics                          35,939(b)               654,090
Total                                                                6,375,831

Household Products (--%)
Spectrum Brands                                 2,285(b)                70,835

Industrial Conglomerates (0.2%)
Teleflex                                        3,998                  265,187

Insurance (5.6%)
American Financial Group                        8,596                  290,889
Arch Capital Group                                338(b,c)              15,548
Endurance Specialty Holdings                   13,974(c)               544,986
First Acceptance                               13,000(b)               130,130
First American                                  7,835                  344,348

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Insurance (cont.)
HCC Insurance Holdings                         59,550               $1,650,726
Hilb Rogal & Hobbs                             37,500                1,270,875
LandAmerica Financial Group                       710                   44,503
Loews - Carolina Group                          5,286(d)               205,784
Max Re Capital                                  1,392(c)                31,946
Ohio Casualty                                  53,100                1,356,705
Platinum Underwriters Holdings                    318(c)                11,025
ProAssurance                                   10,100(b)               433,896
Protective Life                                11,999                  522,676
Reinsurance Group of America                   12,800                  539,776
Safety Insurance Group                          4,387                  158,766
Selective Insurance Group                       1,423                   70,851
USI Holdings                                   96,000(b)             1,231,200
Zenith Natl Insurance                           9,471                  659,560
Total                                                                9,514,190

Internet & Catalog Retail (0.7%)
Insight Enterprises                            30,900(b)               630,360
NetFlix                                        26,600(b,e)             493,696
Total                                                                1,124,056

Internet Software & Services (1.4%)
EarthLink                                      56,787(b)               541,180
SeeBeyond Technology                          186,100(b)               781,620
Websense                                       21,500(b)             1,071,560
Total                                                                2,394,360

IT Services (2.3%)
Acxiom                                         31,500                  635,040
Alliance Data Systems                           4,992(b)               212,509
BISYS Group                                    41,600(b)               654,368
CACI Intl Cl A                                  6,000(b)               394,740
CheckFree                                      17,000(b)               575,620
Global Payments                                 3,910                  258,998
Lionbridge Technologies                        10,600(b)                68,688
SM&A                                          110,079(b)               965,394
Total                                                                3,765,357

Leisure Equipment & Products (0.3%)
JAKKS Pacific                                  26,242(b)               449,788
Steinway Musical Instruments                    2,895(b)                86,242
Total                                                                  536,030

Machinery (4.1%)
Actuant Cl A                                   36,500(b)             1,698,344
AGCO                                           28,900(b)               597,941
American Science & Engineering                  1,351(b)                52,000
Badger Meter                                      533                   25,696
CIRCO Intl                                        418                   11,641
Columbus McKinnon                                 864(b)                13,012

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
15 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Machinery (cont.)
Commercial Vehicle Group                        5,509(b)              $129,847
Cummins                                         7,041                  601,583
Flow Intl                                       4,597(b)                35,581
Gardner Denver                                  5,067(b)               208,254
JLG Inds                                       10,376                  325,184
Joy Global                                      7,200                  295,704
Kennametal                                      9,648                  458,569
Oshkosh Truck                                   4,127                  349,970
Stewart & Stevenson Services                   29,900                  692,185
Sun Hydraulics                                  2,265                   68,788
Toro                                           13,448                  541,148
Wabash Natl                                    30,200                  649,602
Total                                                                6,755,049

Marine (0.2%)
Excel Maritime Carriers                        12,900(b,c)             165,894
Kirby                                           2,179(b)               104,919
Total                                                                  270,813

Media (4.1%)
4Kids Entertainment                               446(b)                 8,965
ADVO                                           17,250                  606,338
Arbitron                                          181                    7,512
Catalina Marketing                             25,100                  600,643
Charter Communications Cl A                   280,900(b)               379,215
Entravision Communications Cl A                99,000(b)               846,449
Harris Interactive                            182,900(b)               737,086
Image Entertainment                             2,318(b)                 7,070
LodgeNet Entertainment                         34,517(b)               564,353
Playboy Enterprises Cl B                       48,200(b)               647,808
Regent Communications                         122,601(b)               719,668
RH Donnelley                                    8,007(b)               524,459
Sinclair Broadcast Group Cl A                   4,901                   44,109
TiVo                                           59,700(b,e)             373,125
Valassis Communications                        17,300(b)               684,215
Total                                                                6,751,015

Metals & Mining (4.1%)
AK Steel Holding                               32,702(b)               301,512
Carpenter Technology                           10,000                  626,400
Century Aluminum                               23,300(b)               570,151
Cleveland-Cliffs                               12,700                  923,417
Commercial Metals                              26,600                  764,484
Gibraltar Inds                                 20,300                  486,591
Massey Energy                                  42,000                1,816,501
Metal Management                               18,134                  427,781
Quanex                                         12,279                  749,019
Reliance Steel & Aluminum                       1,639                   76,574
Steel Dynamics                                  2,688                   86,446
Total                                                                6,828,876

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Multiline Retail (0.3%)
ShopKo Stores                                   4,290(b)              $109,181
Tuesday Morning                                13,000                  459,030
Total                                                                  568,211

Oil & Gas (2.3%)
Alon USA Energy                                 5,500(b)                97,625
Cimarex Energy                                  3,548(b)               148,803
Comstock Resources                             26,100(b)               722,709
Forest Oil                                     12,725(b)               569,571
Frontier Oil                                   12,758                  357,479
Harvest Natural Resources                      16,162(b)               147,559
OPTI Canada                                    39,500(b,c)             955,307
Remington Oil and Gas                           5,406(b)               213,050
Tesoro                                          7,087                  341,735
TransMontaigne                                 15,757(b)               193,969
Total                                                                3,747,807

Paper & Forest Products (0.4%)
Louisiana-Pacific                              14,766                  396,024
Potlatch                                        4,481                  259,002
Total                                                                  655,026

Personal Products (0.7%)
Chattem                                        10,391(b)               473,414
Nu Skin Enterprises Cl A                       26,100                  616,482
Total                                                                1,089,896

Pharmaceuticals (1.3%)
Alpharma Cl A                                   6,063                   85,125
CNS                                             5,694                  144,628
King Pharmaceuticals                           15,924(b)               177,553
Kos Pharmaceuticals                             5,470(b)               391,105
Medicines                                      20,900(b)               456,247
Noven Pharmaceuticals                          23,500(b)               397,385
Par Pharmaceutical Companies                   22,100(b)               517,581
Total                                                                2,169,624

Real Estate Investment Trust (1.4%)
Boykin Lodging                                  1,502(b)                22,515
CBL & Associates Properties                    11,562                  530,465
Equity Lifestyle Properties                       387                   17,055
Innkeepers USA Trust                           15,992                  245,797
Mission West Properties                         2,552                   26,617
SL Green Realty                                 3,253                  226,734
Trizec Properties                              25,068                  550,744
Ventas                                         21,500                  694,235
Total                                                                2,314,162

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
16 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Road & Rail (1.7%)
Arkansas Best                                   2,096                  $71,893
CNF                                            12,300                  634,557
Heartland Express                               5,478                  113,997
Kansas City Southern                            7,904(b)               178,314
Knight Transportation                           4,974                  117,635
Landstar System                                 5,468(b)               182,194
Old Dominion Freight Line                       9,400(b)               311,328
Vitran                                         28,800(b,c)             504,000
Yellow Roadway                                 13,300(b)               703,703
Total                                                                2,817,621

Semiconductors & Semiconductor Equipment (1.3%)
ADE                                               457(b)                11,242
Agere Systems                                  48,530(b)               543,051
ON Semiconductor                              170,300(b)               979,225
Photronics                                     21,815(b)               585,515
Total                                                                2,119,033

Software (2.7%)
Agile Software                                 44,000(b)               285,560
Ansoft                                          1,561(b)                39,743
Autodesk                                        2,495                   85,304
CCC Information Services Group                  1,689(b)                41,735
DocuCorp Intl                                   1,980(b)                13,642
Hyperion Solutions                              5,700(b)               268,242
Opsware                                        83,100(b)               465,360
Parametric Technology                          86,659(b)               597,947
Progress Software                               3,229(b)               100,390
Red Hat                                        86,900(b)             1,324,356
SERENA Software                                23,800(b)               488,376
Sybase                                          3,074(b)                65,415
Take-Two Interactive Software                  27,300(b)               671,853
Total                                                                4,447,923

Specialty Retail (4.4%)
Barnes & Noble                                  9,916(b)               406,754
Borders Group                                  27,100                  672,351
Children's Place Retail Stores                 14,029(b)               641,125
Foot Locker                                    41,600                1,040,000
GameStop Cl B                                   2,737(b)                87,584
Genesco                                         3,044(b)               113,450
GUESS?                                          3,089(b)                72,283
Hibbett Sporting Goods                            308(b)                12,329
Movie Gallery                                  20,579                  516,121
Pantry                                         10,719(b)               456,844
Payless ShoeSource                             20,868(b)               405,257
Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Specialty Retail (cont.)
Rent-A-Center                                  18,820(b)              $396,914
Select Comfort                                 90,500(b)             1,928,555
Trans World Entertainment                      10,830(b)               113,715
United Auto Group                              10,700                  378,245
Total                                                                7,241,527

Textiles, Apparel & Luxury Goods (0.7%)
Hartmarx                                        2,979(b)                30,445
K-Swiss Cl A                                    5,608                  189,382
Phillips-Van Heusen                               745                   25,256
Rocky Shoes & Boots                               712(b)                20,491
Timberland Cl A                                   326(b)                10,882
UniFirst                                        1,059                   47,136
Warnaco Group                                  32,100(b)               781,635
Wolverine World Wide                            1,125                   24,750
Total                                                                1,129,977

Thrifts & Mortgage Finance (1.6%)
Anchor BanCorp Wisconsin                          328                   10,476
Brookline Bancorp                              51,193                  819,600
Corus Bankshares                                3,619                  227,056
Downey Financial                                9,504                  735,990
FirstFed Financial                              3,175(b)               198,374
IndyMac Bancorp                                14,700                  641,067
Total                                                                2,632,563

Trading Companies & Distributors (2.5%)
Applied Industrial Technologies                16,447                  587,651
Beacon Roofing Supply                          21,200(b)               550,564
Hughes Supply                                  28,800                  818,496
Rush Enterprises Cl A                          25,700(b)               408,630
Watsco                                         31,100                1,472,896
WESCO Intl                                      7,745(b)               263,795
Total                                                                4,102,032

Wireless Telecommunication Services (0.5%)
UbiquiTel                                      99,361(b)               908,160

Total Common Stocks
(Cost: $134,706,966)                                              $163,324,826

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
17 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Short-Term Securities (4.0%)(f)
Issuer                  Effective             Amount                   Value(a)
                          yield             payable at
                                             maturity
Commercial Paper
Alpine Securitization
  08-01-05                3.31%            $3,600,000(g)            $3,599,007
Citigroup Funding
  08-01-05                3.31              2,100,000                2,099,421
Grampian Funding LLC
  08-01-05                3.31                900,000(g)               899,752

Total Short-Term Securities
(Cost: $6,598,786)                                                  $6,598,180

Total Investments in Securities
(Cost: $141,305,752)(h)                                           $169,923,006

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)   Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At July 31, 2005, the value of foreign securities represented 2.8% of net assets.

(d) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(e) At July 31, 2005, security was partially or fully on loan. See Note 5 to the financial statements.

(f) Cash collateral received from security lending activity is invested in short-term securities and represents 2.4% of net assets. See Note 5 to the financial statements. 1.6% of net assets is the Fund's cash equivalent position.

(g) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At July 31, 2005, the value of these securities amounted to $4,498,759 or 2.7% of net assets.

(h) At July 31, 2005, the cost of securities for federal income tax purposes was $142,133,698 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation                                      $31,332,919
      Unrealized depreciation                                       (3,543,611)
                                                                    ----------
      Net unrealized appreciation                                  $27,789,308
                                                                   -----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

How to find information about the Fund's portfolio holdings

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at www.riversource.com/investments.

--------------------------------------------------------------------------------
18 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Financial Statements

Statement of assets and liabilities
AXP Discovery Fund

July 31, 2005
Assets
Investments in securities, at value (Note 1)*
   (identified cost $141,305,752)                                                                              $169,923,006
Cash in bank on demand deposit                                                                                      203,118
Dividends and accrued interest receivable                                                                            31,417
Receivable for investment securities sold                                                                         1,070,617
                                                                                                                  ---------
Total assets                                                                                                    171,228,158
                                                                                                                -----------
Liabilities
Capital shares payable                                                                                               35,065
Payable for investment securities purchased                                                                         692,214
Payable upon return of securities loaned (Note 5)                                                                 3,991,000
Accrued investment management services fee                                                                            2,931
Accrued distribution fee                                                                                              1,395
Accrued service fee                                                                                                       8
Accrued transfer agency fee                                                                                             333
Accrued administrative services fee                                                                                     275
Other accrued expenses                                                                                              149,290
                                                                                                                    -------
Total liabilities                                                                                                 4,872,511
                                                                                                                  ---------
Net assets applicable to outstanding capital stock                                                             $166,355,647
                                                                                                               ============
Represented by
Capital stock -- $.01 par value (Note 1)                                                                       $    179,794
Additional paid-in capital                                                                                      207,261,805
Undistributed over net investment income                                                                                878
Accumulated net realized gain (loss) (Note 6)                                                                   (69,704,084)
Unrealized appreciation (depreciation) on investments                                                            28,617,254
                                                                                                                 ----------
Total -- representing net assets applicable to outstanding capital stock                                       $166,355,647
                                                                                                               ============
Net assets applicable to outstanding shares:               Class A                                             $150,554,497
                                                           Class B                                             $ 12,996,095
                                                           Class C                                             $     26,679
                                                           Class Y                                             $  2,778,376
Net asset value per share of outstanding capital stock:    Class A shares             16,143,047               $       9.33
                                                           Class B shares              1,539,633               $       8.44
                                                           Class C shares                  3,168               $       8.42
                                                           Class Y shares                293,582               $       9.46
                                                                                         -------               ------------
*Including securities on loan, at value (Note 5)                                                               $  3,746,260
                                                                                                               ------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
19 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Statement of operations
AXP Discovery Fund

Year ended July 31, 2005
Investment income
Income:
Dividends                                                                                                       $   990,564
Interest                                                                                                             76,979
Fee income from securities lending (Note 5)                                                                          40,820
   Less foreign taxes withheld                                                                                         (795)
                                                                                                                       ----
Total income                                                                                                      1,107,568
                                                                                                                  ---------
Expenses (Note 2):
Investment management services fee                                                                                1,074,727
Distribution fee
   Class A                                                                                                          366,138
   Class B                                                                                                          129,934
   Class C                                                                                                              280
Transfer agency fee                                                                                                 327,886
Incremental transfer agency fee
   Class A                                                                                                           32,057
   Class B                                                                                                            6,970
   Class C                                                                                                               17
Service fee -- Class Y                                                                                                2,332
Administrative services fees and expenses                                                                            97,528
Compensation of board members                                                                                         9,287
Custodian fees                                                                                                      263,976
Printing and postage                                                                                                 77,349
Registration fees                                                                                                    44,281
Audit fees                                                                                                           28,000
Other                                                                                                                14,953
                                                                                                                     ------
Total expenses                                                                                                    2,475,715
   Expenses waived/reimbursed by Ameriprise Financial (formerly AEFC) (Note 2)                                      (62,065)
                                                                                                                    -------
                                                                                                                  2,413,650
   Earnings credits on cash balances (Note 2)                                                                        (6,649)
                                                                                                                     ------
Total net expenses                                                                                                2,407,001
                                                                                                                  ---------
Investment income (loss) -- net                                                                                  (1,299,433)
                                                                                                                 ----------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                                                                20,837,819
   Foreign currency transactions                                                                                       (523)
                                                                                                                       ----
Net realized gain (loss) on investments                                                                          20,837,296
Net change in unrealized appreciation (depreciation) on investments                                              19,257,497
                                                                                                                 ----------
Net gain (loss) on investments and foreign currencies                                                            40,094,793
                                                                                                                 ----------
Net increase (decrease) in net assets resulting from operations                                                 $38,795,360
                                                                                                                ===========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
20 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Statements of changes in net assets
AXP Discovery Fund

Year ended July 31,                                                                       2005                     2004
Operations
Investment income (loss) -- net                                                      $ (1,299,433)             $ (1,323,745)
Net realized gain (loss) on investments                                                20,837,296                40,503,378
Net change in unrealized appreciation (depreciation) on investments                    19,257,497                (8,211,165)
                                                                                       ----------                ----------
Net increase (decrease) in net assets resulting from operations                        38,795,360                30,968,468
                                                                                       ----------                ----------
Capital share transactions (Note 4)
Proceeds from sales
   Class A shares (Note 2)                                                              2,109,682                 7,160,103
   Class B shares                                                                         369,196                   545,921
   Class C shares                                                                           1,545                     4,450
   Class Y shares                                                                         815,947                 1,855,551
Payments for redemptions
   Class A shares                                                                     (29,907,081)              (25,246,310)
   Class B shares (Note 2)                                                             (3,497,436)               (7,558,897)
   Class C shares (Note 2)                                                                (14,078)                       --
   Class Y shares                                                                        (644,253)               (1,406,160)
                                                                                         --------                ----------
Increase (decrease) in net assets from capital share transactions                     (30,766,478)              (24,645,342)
                                                                                      -----------               -----------
Total increase (decrease) in net assets                                                 8,028,882                 6,323,126
Net assets at beginning of year                                                       158,326,765               152,003,639
                                                                                      -----------               -----------
Net assets at end of year                                                            $166,355,647              $158,326,765
                                                                                     ============              ============
Undistributed net investment income                                                  $        878              $      3,634
                                                                                     ------------              ------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
21 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Notes to Financial Statements

 AXP Discovery Fund

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of AXP Discovery Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. AXP Discovery Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the board. The Fund invests primarily in common stocks of small-sized U.S. companies.

The Fund offers Class A, Class B, Class C and Class Y shares.

o  Class A shares are sold with a front-end sales charge.

o Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

o  Class C shares may be subject to a CDSC.

o Class Y shares have no sales charge and are offered only to qualifying institutional investors.

On March 8, 2002, the Fund was closed to new investors. Current shareholders may continue to hold shares and make investments in the Fund.

All classes of shares have identical voting, dividend and liquidation rights. The distribution fee, transfer agency fees and service fee (class specific expenses) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

Use of estimates

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

Valuation of securities

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Pursuant to procedures adopted by the Board of Directors of the funds, Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) utilizes Fair Value Pricing (FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign
--------------------------------------------------------------------------------
22 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

Option transactions

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

Futures transactions

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these future contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying security.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

Foreign currency translations and foreign currency contracts

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

--------------------------------------------------------------------------------
23 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

Short sales

The Fund may engage in short sales. In these transactions, the Fund sells a security that it does not own in anticipation of a decline in the market value of the security. To complete the transaction, the Fund must borrow the security to make delivery to the buyer. The Fund is obligated to replace the security that was borrowed by purchasing it at the market price at the time of replacement date. The price at such time may be more or less than the price at which the Fund sold the security. The Fund will designate cash or liquid securities to cover its open short positions. The Fund also may engage in "short sales against the box," a form of short-selling that involves selling a security that the Fund owns (or has an unconditioned right to purchase) for delivery at a specified date in the future. This technique allows the Fund to hedge protectively against anticipated declines in the market of its securities. If the value of the securities sold short increased between the date of the short sale and the date on which the borrowed security is replaced, the Fund loses the opportunity to participate in the gain. A "short sale against the box" will result in a constructive sale of appreciated securities thereby generating capital gains to the Fund.

Guarantees and indemnifications

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

Federal taxes

The Fund's policy is to comply with all sections of the Internal Revenue Code that apply to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

--------------------------------------------------------------------------------
24 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $1,296,677 and accumulated net realized loss has been decreased by $26,263 resulting in a net reclassification adjustment to decrease paid-in capital by $1,322,940.

The tax character of distributions paid for the years indicated is as follows:

Year ended July 31,                                    2005           2004

Class A
Distributions paid from:
     Ordinary income                                    $--            $--
     Long-term capital gain                              --             --
Class B
Distributions paid from:
     Ordinary income                                     --             --
     Long-term capital gain                              --             --
Class C
Distributions paid from:
     Ordinary income                                     --             --
     Long-term capital gain                              --             --
Class Y
Distributions paid from:
     Ordinary income                                     --             --
     Long-term capital gain                              --             --

At July 31, 2005, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income                                 $         --
Accumulated long-term gain (loss)                             $(68,875,260)
Unrealized appreciation (depreciation)                        $ 27,789,308

Dividends to shareholders

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

Other

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

--------------------------------------------------------------------------------
25 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, Riversource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. Prior to Oct. 1, 2005, investment management services were provided by Ameriprise Financial. The management fee is a percentage of the Fund's average daily net assets that declines from 0.64% to 0.515% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper Small-Cap Core Funds Index. In certain circumstances, the board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the fee by $39,153 for the year ended July 31, 2005.

Under the current Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.035% annually as the Fund's assets increase. It is expected that the fee schedule to the agreement will be revised effective Oct. 1, 2005. Under the new agreement, the fee percentage of the Fund's average daily net assets will decline from 0.08% to 0.05% annually as the Fund's assets increase. A minor portion of additional administrative service expenses paid by the Fund are consultants' fees and fund office expenses. Under this agreement, the Fund also pays taxes, audit and certain legal fees, registration fees for shares, compensation of board members, corporate filing fees and any other expenses properly payable by the Fund and approved by the board.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other American Express mutual funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Ameriprise Financial has Subadvisory Agreements with American Century Investment Management, Inc., Lord, Abbett & Co. LLC and Wellington Management Company, LLP. New investments in the Fund, net of any redemptions are allocated in accordance with Ameriprise Financial's determination of the allocation that is in the best interests of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations.

Under a separate Transfer Agency Agreement, RiverSource Service Corporation (formerly American Express Client Service Corporation) (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

o  Class A $19.50

o  Class B $20.50

o  Class C $20.00

o  Class Y $17.50

The incremental transfer agency fee is the amount charged to the specific classes for the additional expense above the fee for Class Y.

--------------------------------------------------------------------------------
26 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Beginning May 20, 2005, the Transfer Agent implemented an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees were insignificant for the year ended July 31, 2005 and are included in the transfer agency fees on the statement of operations.

The Fund has agreements with Amerprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.) (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate up to 0.25% of the Fund's average daily net assets attributable to Class A shares and up to 1.00% for Class B and Class C shares. Due to the Fund being closed to new investors, the Distributor reimbursed the Fund for the marketing portion of the distribution fees, which results in a 0.0375% reduction to this rate.

Under a Shareholder Service Agreement, the Fund pays the Distributor a fee for service provided to shareholders by financial advisors and other servicing agents. The fee is calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares.

Sales charges received by the Distributor for distributing Fund shares were $44,882 for Class A, $3,757 for Class B and $30 for Class C for the year ended July 31, 2005.

For the year ended July 31, 2005, Ameriprise Financial and its affiliates waived certain fees and expenses to 1.43% for Class A, 2.21% for Class B, 2.21% for Class C and 1.30% for Class Y. Of these waived fees and expenses, the distribution fees waived for Class A, Class B and Class C were $56,930, $5,125 and $10, respectively. In addition, Ameriprise Financial and its affiliates have agreed to extend the current agreement to waive certain fees and expenses extended through Sept 30, 2005. It is expected that a new agreement to waive certain fees and expenses will be effective on Oct. 1, 2005 until July 31, 2006, such that net expenses, before giving effect to any performance incentive adjustment will not exceed 1.49% for Class A, 2.27% for Class B, 2.29% for Class C and 1.32% for Class Y of the Fund's average daily net assets.

During the year ended July 31, 2005, the Fund's custodian and transfer agency fees were reduced by $6,649 as a result of earnings credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company (formerly American Express Trust Company), an affiliate of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $129,974,731 and $160,626,632, respectively, for the year ended July 31, 2005. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------
27 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                           Year ended July 31, 2005
                                              Class A        Class B      Class C        Class Y
Sold                                          258,244         48,995          196         96,509
Issued for reinvested distributions                --             --           --             --
Redeemed                                   (3,610,034)      (468,567)      (1,834)       (78,666)
                                           ----------       --------       ------        -------
Net increase (decrease)                    (3,351,790)      (419,572)      (1,638)        17,843
                                           ----------       --------       ------         ------

                                                             Year ended July 31, 2004
                                              Class A        Class B      Class C        Class Y
Sold                                        1,012,816         81,623          700        247,454
Issued for reinvested distributions                --             --           --             --
Redeemed                                   (3,506,766)    (1,149,131)          --       (183,831)
                                           ----------     ----------         ----       --------
Net increase (decrease)                    (2,493,950)    (1,067,508)         700         63,623
                                           ----------     ----------         ----         ------

5. LENDING OF PORTFOLIO SECURITIES

At July 31, 2005, securities valued at $3,746,260 were on loan to brokers. For collateral, the Fund received $3,991,000 in cash. Cash collateral received is invested in short-term securities, which are included in the short-term section of the "Investments in securities." Income from securities lending amounted to $40,820 for the year ended July 31, 2005. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $68,875,260 at July 31, 2005, that if not offset by capital gains will expire as follows:

                                  2010               2011
                               $26,744,961        $42,130,299

It is unlikely the board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

7. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by The Bank of New York, whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 21, 2004. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other American Express mutual funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.50% or the Prime Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.09% per annum. Prior to this agreement, the Fund had a revolving credit agreement that permitted borrowings up to $500 million with Deutsche Bank. The Fund had no borrowings outstanding during the year ended July 31, 2005.

--------------------------------------------------------------------------------
28 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

8. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

Class A
Per share income and capital changes(a)
Fiscal period ended July 31,                                              2005         2004         2003        2002        2001
Net asset value, beginning of period                                     $7.34        $6.08        $4.84      $ 6.68      $10.29
                                                                         -----        -----        -----      ------      ------
Income from investment operations:
Net investment income (loss)                                              (.07)        (.05)        (.03)       (.05)       (.02)
Net gains (losses) (both realized and unrealized)                         2.06         1.31         1.27       (1.79)      (1.40)
                                                                         -----        -----        -----      ------      ------
Total from investment operations                                          1.99         1.26         1.24       (1.84)      (1.42)
                                                                         -----        -----        -----      ------      ------
Less distributions:
Distributions from realized gains                                           --           --           --          --       (2.19)
                                                                         -----        -----        -----      ------      ------
Net asset value, end of period                                           $9.33        $7.34        $6.08      $ 4.84      $ 6.68
                                                                         -----        -----        -----      ------      ------
Ratios/supplemental data
Net assets, end of period (in millions)                                   $151         $143         $134        $130        $239
Ratio of expenses to average daily net assets(b)                         1.43%(c)     1.41%(c)     1.30%(c)    1.18%       1.06%
Ratio of net investment income (loss) to average daily net assets        (.74%)       (.71%)       (.62%)      (.75%)      (.21%)
Portfolio turnover rate (excluding short-term securities)                  82%         136%         105%        154%        115%
Total return(d)                                                         27.11%       20.72%       25.62%     (27.54%)    (13.88%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class A would have been 1.47%, 1.53% and 1.43% for the years ended July 31, 2005, 2004 and 2003, respectively.

(d)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
29 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Class B
Per share income and capital changes(a)
Fiscal period ended July 31,                                              2005         2004         2003        2002        2001
Net asset value, beginning of period                                     $6.70        $5.59        $4.48      $ 6.24      $ 9.84
                                                                         -----        -----        -----      ------      ------
Income from investment operations:
Net investment income (loss)                                              (.13)        (.13)        (.08)       (.11)       (.08)
Net gains (losses) (both realized and unrealized)                         1.87         1.24         1.19       (1.65)      (1.33)
                                                                         -----        -----        -----      ------      ------
Total from investment operations                                          1.74         1.11         1.11       (1.76)      (1.41)
                                                                         -----        -----        -----      ------      ------
Less distributions:
Distributions from realized gains                                           --           --           --          --       (2.19)
                                                                         -----        -----        -----      ------      ------
Net asset value, end of period                                           $8.44        $6.70        $5.59      $ 4.48      $ 6.24
                                                                         -----        -----        -----      ------      ------
Ratios/supplemental data
Net assets, end of period (in millions)                                    $13          $13          $17         $21         $43
Ratio of expenses to average daily net assets(b)                         2.21%(c)     2.18%(c)     2.08%(c)    1.96%       1.83%
Ratio of net investment income (loss) to average daily net assets       (1.52%)      (1.48%)      (1.41%)     (1.53%)      (.98%)
Portfolio turnover rate (excluding short-term securities)                  82%         136%         105%        154%        115%
Total return(d)                                                         25.97%       19.86%       24.78%     (28.21%)    (14.49%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class B would have been 2.25%, 2.30% and 2.21% for the years ended July 31, 2005, 2004 and 2003, respectively.

(d)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
30 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Class C
Per share income and capital changes(a)
Fiscal period ended July 31,                                              2005         2004         2003        2002        2001
Net asset value, beginning of period                                     $6.68        $5.58        $4.47      $ 6.23      $ 9.84
                                                                         -----        -----        -----      ------      ------
Income from investment operations:
Net investment income (loss)                                              (.13)        (.09)        (.08)       (.11)       (.08)
Net gains (losses) (both realized and unrealized)                         1.87         1.19         1.19       (1.65)      (1.34)
                                                                         -----        -----        -----      ------      ------
Total from investment operations                                          1.74         1.10         1.11       (1.76)      (1.42)
                                                                         -----        -----        -----      ------      ------
Less distributions:
Distributions from realized gains                                           --           --           --          --       (2.19)
                                                                         -----        -----        -----      ------      ------
Net asset value, end of period                                           $8.42        $6.68        $5.58       $4.47      $ 6.23
                                                                         -----        -----        -----      ------      ------
Ratios/supplemental data
Net assets, end of period (in millions)                                    $--          $--          $--         $--         $--
Ratio of expenses to average daily net assets(b)                         2.21%(c)     2.19%(c)     2.14%(c)    2.06%       1.83%
Ratio of net investment income (loss) to average daily net assets       (1.52%)      (1.49%)      (1.47%)     (1.66%)     (1.01%)
Portfolio turnover rate (excluding short-term securities)                  82%         136%         105%        154%        115%
Total return(d)                                                         26.05%       19.71%       24.83%     (28.25%)    (14.63%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class C would have been 2.25%, 2.31% and 2.33% for the years ended July 31, 2005, 2004 and 2003, respectively.

(d)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
31 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Class Y
Per share income and capital changes(a)
Fiscal period ended July 31,                                              2005         2004         2003        2002        2001
Net asset value, beginning of period                                     $7.44        $6.16        $4.89      $ 6.74      $10.33
                                                                         -----        -----        -----      ------      ------
Income from investment operations:
Net investment income (loss)                                              (.05)        (.04)        (.02)       (.04)       (.01)
Net gains (losses) (both realized and unrealized)                         2.07         1.32         1.29       (1.81)      (1.39)
                                                                         -----        -----        -----      ------      ------
Total from investment operations                                          2.02         1.28         1.27       (1.85)      (1.40)
                                                                         -----        -----        -----      ------      ------
Less distributions:
Distributions from realized gains                                           --           --           --          --       (2.19)
                                                                         -----        -----        -----      ------      ------
Net asset value, end of period                                           $9.46        $7.44        $6.16      $ 4.89      $ 6.74
                                                                         -----        -----        -----      ------      ------
Ratios/supplemental data
Net assets, end of period (in millions)                                     $3           $2           $1          $1          $1
Ratio of expenses to average daily net assets(b)                         1.30%        1.26%(c)     1.12%(c)    1.00%        .86%
Ratio of net investment income (loss) to average daily net assets        (.61%)       (.55%)       (.45%)      (.58%)      (.14%)
Portfolio turnover rate (excluding short-term securities)                  82%         136%         105%        154%        115%
Total return(d)                                                         27.15%       20.78%       25.97%     (27.45%)    (13.57%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class Y would have been 1.38% and 1.26% for the years ended July 31, 2004 and 2003, respectively.

(d)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
32 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Report of Independent
                Registered Public Accounting Firm

THE BOARD AND SHAREHOLDERS

AXP DISCOVERY SERIES, INC.

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of AXP Discovery Fund (a series of AXP Discovery Series, Inc.) as of July 31, 2005, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended July 31, 2005, and the financial highlights for each of the years in the five-year period ended July 31, 2005. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of AXP Discovery Fund as of July 31, 2005, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota

September 20, 2005

--------------------------------------------------------------------------------
33 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Fund Expenses Example

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended July 31, 2005.

Actual Expenses

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------
34 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

                                                      Beginning            Ending              Expenses
                                                     account value      account value        paid during        Annualized
                                                     Feb. 1, 2005       July 31, 2005        the period(a)    expense ratio
Class A
     Actual(b)                                          $1,000            $1,095.10            $7.65(c)           1.49%
     Hypothetical (5% return before expenses)           $1,000            $1,017.21            $7.37(c)           1.49%
Class B
     Actual(b)                                          $1,000            $1,090.40           $11.64(c)           2.27%
     Hypothetical (5% return before expenses)           $1,000            $1,013.39           $11.21(c)           2.27%
Class C
     Actual(b)                                          $1,000            $1,090.70           $11.69(c)           2.28%
     Hypothetical (5% return before expenses)           $1,000            $1,013.34           $11.26(c)           2.28%
Class Y
     Actual(b)                                          $1,000            $1,094.90            $6.78(c)           1.32%
     Hypothetical (5% return before expenses)           $1,000            $1,018.05            $6.53(c)           1.32%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 179/365 (to reflect the one-half year period).

(b) Based on the actual return for the six months ended July 31, 2005: +9.51% for Class A, +9.04% for Class B, +9.07% for Class C and +9.49% for Class Y.

(c) Pending final approval from the Fund's Board of Directors (Board), it is expected that, effective Oct. 1, 2005, the fee schedule under the Administrative Services Agreement between Ameriprise Financial and the Fund will be revised. It is also expected that Ameriprise Financial and its affiliates will contractually agree to waive certain fees and to absorb certain expenses until July 31, 2006, unless sooner terminated at the discretion of the Board. Under this expense cap/fee waiver agreement, net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.49% for Class A; 2.27% for Class B; 2.29% for Class C and 1.32% for Class Y. If the revised fee schedule under the Administrative Services Agreement and the cap/waiver agreement had been in place for the entire six-month period ended July 31, 2005, the actual and hypothetical expenses paid would have been the same as those expenses presented in the table above for all classes, except Class C. The actual expenses paid for Class C would have been $11.74 and the hypothetical expenses paid would have been $11.31.

--------------------------------------------------------------------------------
35 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Board Members and Officers

Shareholders elect a board that oversees the Fund's operations. The board appoints officers who are responsible for day-to-day business decisions based on policies set by the board.

The following is a list of the Fund's board members. Each member oversees 14 Master Trust portfolios and 90 American Express mutual funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the board.

Independent Board Members

Name, address, age                      Position held     Principal occupation   Other directorships
                                        with Fund and     during past five
                                        length of         years
                                        service
--------------------------------------- ----------------- ---------------------- --------------------------------
Arne H. Carlson                         Board member      Chair, Board
901 S. Marquette Ave.                   since 1999        Services Corporation
Minneapolis, MN 55402                                     (provides
Age 70                                                    administrative
                                                          services to boards).
                                                          Former Governor
                                                          of Minnesota
--------------------------------------- ----------------- ---------------------- --------------------------------
Philip J. Carroll, Jr.                  Board member      Retired Chairman and   Scottish Power PLC, Vulcan
901 S. Marquette Ave.                   since 2002        CEO, Fluor Corporation Materials Company, Inc.
Minneapolis, MN 55402                                     (engineering and       (construction
Age 67                                                    construction) since     materials/chemicals)
                                                          1998
--------------------------------------- ----------------- ---------------------- --------------------------------
Livio D. DeSimone*                      Board member      Retired Chair of the   Cargill, Incorporated
30 Seventh Street East                  since 2001        Board and              (commodity merchants and
Suite 3050 St. Paul, MN                                   Chief Executive        processors), General Mills,
55101-4901                                                Officer, Minnesota     Inc. (consumer foods), Vulcan
Age 71                                                    Mining and             Materials Company (construction
                                                          Manufacturing (3M)     materials/chemicals), Milliken &
                                                                                 Company (textiles and chemicals),
                                                                                 and Nexia Biotechnologies, Inc.
--------------------------------------- ----------------- ---------------------- --------------------------------
Patricia M. Flynn                       Board member      Trustee Professor of   BostonFed Bancorp, Inc.
901 S. Marquette Ave.                   since 2004        Economics and          (holding company) and its
Minneapolis, MN 55402                                     Management, Bentley    subsidiary Boston Federal
Age 54                                                    College since 2002;    Savings Bank
                                                          former Dean,
                                                          McCallum Graduate
                                                          School of Business,
                                                          Bentley College from
                                                          1999 to 2002
--------------------------------------- ----------------- ---------------------- --------------------------------
Anne P. Jones                           Board member      Attorney and
901 S. Marquette Ave.                   since 1985        Consultant
Minneapolis, MN 55402
Age 70
--------------------------------------- ----------------- ---------------------- --------------------------------
Stephen R. Lewis, Jr.                   Board member      Retired President      Valmont Industries, Inc.
901 S. Marquette Ave.                   since 2002        and Professor of       (manufactures irrigation
Minneapolis, MN 55402                                     Economics, Carleton    systems)
Age 66                                                    College
--------------------------------------- ----------------- ---------------------- --------------------------------

* Livio D. DeSimone retired as a member of the Board, effective Sept. 8, 2005.

--------------------------------------------------------------------------------
36 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Independent Board Members (continued)

Name, address, age                     Position held      Principal occupation   Other directorships
                                       with Fund and      during past five
                                       length of service  years
-------------------------------------- ------------------ ---------------------- --------------------------------
Catherine James Paglia                 Board member       Director, Enterprise   Strategic Distribution, Inc.
901 S. Marquette Ave.                  since 2004         Asset Management,      (transportation, distribution
Minneapolis, MN 55402                                     Inc. (private real     and logistics consultants)
Age 52                                                    estate and asset
                                                          management company)
                                                          since 1999
-------------------------------------- ------------------ ---------------------- --------------------------------
Alan K. Simpson                        Board member       Former three-term
1201 Sunshine Ave.                     since 1997         United States
Cody, WY 82414                                            Senator for Wyoming
Age 73
-------------------------------------- ------------------ ---------------------- --------------------------------
Alison Taunton-Rigby                   Board member       Founder and Chief      Hybridon, Inc. (biotechnology)
901 S. Marquette Ave.                  since 2002         Executive Officer,
Minneapolis, MN 55402                                     RiboNovix, Inc.
Age 61                                                    since 2004;
                                                          President, Forester
                                                          Biotech since 2000;
                                                          prior to that,
                                                          President and CEO,
                                                          Aquila
                                                          Biopharmaceuticals,
                                                          Inc.
-------------------------------------- ------------------ ---------------------- --------------------------------

Board Member Affiliated with Ameriprise Financial, Inc. (formerly AEFC)**

Name, address, age                     Position held      Principal occupation   Other directorships
                                       with Fund and      during past five
                                       length of service  years
-------------------------------------- ------------------ ---------------------- --------------------------------
William F. Truscott                    Board member       Senior Vice
53600 Ameriprise Financial Center      since 2001,        President - Chief
Minneapolis, MN 55474                  Vice President     Investment Officer
Age 44                                 since 2002         of Ameriprise
                                                          Financial, Inc. and
                                                          RiverSource
                                                          Investments, LLC
                                                          since 2001. Former
                                                          Chief Investment
                                                          Officer and Managing
                                                          Director, Zurich
                                                          Scudder Investments
-------------------------------------- ------------------ ---------------------- --------------------------------

** Interested person by reason of being an officer, director and/or employee of Ameriprise Financial, Inc. (formerly American Express Financial Corporation) or of RiverSource Investments, LLC, its wholly owned subsidiary.

--------------------------------------------------------------------------------
37 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

The board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the board. In addition to Mr. Truscott, who is vice president, the Fund's other officers are:

Other Officers

Name, address, age                     Position held      Principal occupation   Other directorships
                                       with Fund and      during past five
                                       length of service  years
-------------------------------------- ------------------ ---------------------- --------------------------------
Jeffrey P. Fox                         Treasurer          Vice President -
105 Ameriprise Financial Center        since 2002         Investment
Minneapolis, MN 55474                                     Accounting,
Age 50                                                    Ameriprise
                                                          Financial, Inc.,
                                                          since 2002; Vice
                                                          President - Finance,
                                                          American Express
                                                          Company, 2000-2002;
                                                          Vice President -
                                                          Corporate
                                                          Controller,
                                                          Ameriprise
                                                          Financial, Inc.,
                                                          1996-2000
-------------------------------------- ------------------ ---------------------- --------------------------------
Paula R. Meyer                         President          Senior Vice President
596 Ameriprise Financial Center        since 2002         and General Manager -
Minneapolis, MN 55474                                     Mutual Funds,
Age 51                                                    Ameriprise
                                                          Financial, Inc.,
                                                          since 2002 and
                                                          Senior Vice
                                                          President,
                                                          RiverSource
                                                          Investments, LLC
                                                          since 2004; Vice
                                                          President and
                                                          Managing Director -
                                                          American Express
                                                          Funds, Ameriprise
                                                          Financial, Inc.,
                                                          2000-2002;
                                                          Vice President,
                                                          Ameriprise
                                                          Financial, Inc.,
                                                          1998-2000
-------------------------------------- ------------------ ---------------------- --------------------------------
Leslie L. Ogg                          Vice President,    President of Board
901 S. Marquette Ave.                  General Counsel,   Services Corporation
Minneapolis, MN 55402                  and Secretary
Age 66                                 since 1978
-------------------------------------- ------------------ ---------------------- --------------------------------
Beth E. Weimer                         Chief Compliance   Vice President and
172 Ameriprise Financial Center        Officer since      Chief Compliance
Minneapolis, MN 55474                  2004               Officer, Ameriprise
Age 52                                                    Financial, Inc.,
                                                          since 2001 and Chief
                                                          Compliance Officer,
                                                          RiverSource
                                                          Investments, LLC
                                                          since 2005; Vice
                                                          President and
                                                          Chief Compliance
                                                          Officer, Ameriprise
                                                          Financial Services,
                                                          Inc. (formerly
                                                          American Express
                                                          Financial Advisors),
                                                          2001-2005; Partner,
                                                          Arthur Andersen
                                                          Regulatory Risk
                                                          Services, 1998-2001
-------------------------------------- ------------------ ---------------------- --------------------------------

The SAI has additional information about the Fund's directors and is available, without charge, upon request by calling (800) 862-7919.

--------------------------------------------------------------------------------
38 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Approval of Investment Management Services Agreement

Ameriprise Financial, Inc. (formerly American Express Financial Corporation or
AEFC) (the investment manager) is a wholly-owned subsidiary of American Express Company. Under an Investment Management Services Agreement (the Agreement), the investment manager provides investment advice and other services to the Fund. Throughout the year, the Funds' Board of Directors and the Board's Investment Review Committee monitor these services.

Each year the Board determines whether to continue the Agreement by evaluating the quality and level of service received and the costs associated with those services. The investment manager prepares detailed reports for the Board and its Contracts Committee in March and April and provides data prepared by independent organizations to assist the Board in making this determination. The Board gives considerable weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the Agreement.

On February 1, 2005, American Express Company announced its intention to pursue a spin-off of AEFC by distributing shares of the common stock of AEFC to shareholders of American Express Company. At a meeting held in person on April 14, 2005, the Board, including a majority of the independent members, approved the continuation of the Agreement for an interim period, not to exceed one year, ending on the later of (i) the effective date of the spin-off or (ii) the approval by the Fund's shareholders of a new investment management services agreement with the investment manager (the Interim Period). The spin-off will not result in an "assignment" of the Agreement under the Investment Company Act of 1940 and, therefore, will not cause the termination of the Agreement according to its terms. In connection with the spin-off the investment manager has proposed that going forward, services under the Agreement be provided by an affiliate, RiverSource Investments, LLC (RiverSource). Independent counsel advised the Board that it would be prudent, in connection with the spin-off, to consider a new agreement with RiverSource and to seek shareholder approval of that agreement as soon as practical thereafter.

Investment performance is a major factor in the evaluation process, and the Board reviewed the Fund's performance over a range of different periods by comparing its performance to relevant Lipper and broader market indices. The Board considered that over time the Fund's investment performance should be above median for a peer group of funds with similar investment goals and noted that the Fund's investment performance in 2004 exceeded the median.

The Board noted that, in addition to portfolio management and investment research, the investment manager provides portfolio trading, daily net asset value calculation, management of cash flow, product development, administration of its compliance and legal departments, access to distribution, accounting and recordkeeping, and reporting to the Board and shareholders. To evaluate these services, the Board referred to surveys and benchmarks established by commercial providers, trade associations and the investment manager's internal processes. The Board concluded that the services provided were consistent with services provided by investment managers to comparable mutual funds.

--------------------------------------------------------------------------------
39 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

The Board also evaluated the price paid for the services provided by the investment manager, noting the existence of a pricing philosophy, established by the Board and the investment manager, that seeks to maintain total Fund expenses within a range of the median expenses charged to comparable funds sold through financial advisors. The Board considered detailed information set forth in an annual report on fees and expenses, including, among other things, data showing a comparison of the Fund's expenses with median expenses paid by funds in its comparison group and data showing the Fund's contribution to the investment manager's profitability. The Board determined that the total expense ratio of the Fund is below median for its comparison group.

The Board considered the economies of scale that might be realized by the investment manager as the Fund grew and took note of the extent to which Fund shareholders also might benefit from such growth. The Board considered that the Agreement provided for lower fees as assets increase at pre-established breakpoints and concluded that the Agreement satisfactorily provided for sharing these economies of scale.

The Board took into account the Contracts Committee's discussion comparing the fees the investment manager charges to the Fund with those it charges to institutional clients, noting that the relatively higher fees paid by the Fund were principally attributable to the additional services required to manage a regulated mutual fund, like the Fund, and the operation of a large mutual fund family. The Board also considered the profitability realized by the investment manager and its affiliates from its relationship with the Fund. The Board took into account the services acquired by the investment manager through the use of commission dollars paid by the Fund on portfolio transactions. The Board concluded that the investment manager's overall costs and profitability were appropriate, although profitability may be too low on an ongoing basis.

The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. Based on the foregoing, the Board concluded that the fees paid to the investment manager under the Agreement were fair and reasonable and determined to approve renewal of the Agreement for the Interim Period.

--------------------------------------------------------------------------------
40 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

Proxy Voting

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling
(800) 862-7919; by looking at the website www.riversource.com/investments; or by searching the website of the Securities and Exchange Commission (SEC) at www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge by calling the Fund's administrator, Board Services Corporation, collect at (612) 330-9283; through the investment manager's website, www.riversource.com/investments; or by searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------
41 -- AXP DISCOVERY FUND -- 2005 ANNUAL REPORT

American Express Funds
70100 Ameriprise Financial Center
Minneapolis, MN 55474

This report must be accompanied or preceded by the Fund's current prospectus. Distributed by Ameriprise Financial Services, Inc. (formerly known as American Express Financial Advisors Inc.). Member NASD.